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                                                                     EXHIBIT 4.2
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                          FIRST SUPPLEMENTAL INDENTURE


                                     BETWEEN


                              QUANTA SERVICES, INC.


                                       AND


                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                   AS TRUSTEE






                                   ----------



                                   DATED AS OF

                                  JULY 25, 2000




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                                TABLE OF CONTENTS


                                                            ARTICLE ONE

                                                           THE 2007 NOTES

SECTION 101          Designation of 2007 Notes; Establishment of Form.............................................2
SECTION 102          Global Securities; Certificated Securities; Paying Agent and
                     Conversion Agent.............................................................................2
SECTION 103          Transfer and Exchange........................................................................3
SECTION 104          Amount.......................................................................................4
SECTION 105          Accrual of Interest..........................................................................4
SECTION 106          Interest Payment and Record Dates............................................................4
SECTION 107          Denominations................................................................................5
SECTION 108          Place of Payment.............................................................................5
SECTION 109          Redemption...................................................................................5
SECTION 110          Conversion...................................................................................5
SECTION 111          Stated Maturity..............................................................................5
SECTION 112          Repurchase...................................................................................5
SECTION 113          Defeasance of 2007 Notes.....................................................................6
SECTION 114          Other Terms of 2007 Notes....................................................................6

                                                            ARTICLE TWO

                                                AMENDMENTS TO THE ORIGINAL INDENTURE

SECTION 201          Amendments Applicable Only to 2007 Notes.....................................................6
SECTION 202          Definitions..................................................................................6
SECTION 203          Amendment of Article Eleven of the Original Indenture........................................9
SECTION 204          Amendment of Article Seventeen of the Original Indenture.....................................9
SECTION 205          Addition of Article Eighteen to the Original Indenture Applicable Only
                     to 2007 Notes...............................................................................12

                                                           ARTICLE THREE

                                                      MISCELLANEOUS PROVISIONS

SECTION 301          Integral Part...............................................................................16
SECTION 302          General Definitions.........................................................................16
SECTION 303          Adoption, Ratification and Confirmation.....................................................17
SECTION 304          Counterparts................................................................................17
SECTION 305          Governing Law...............................................................................17


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

SECTION 306          Conflict With Any Provision of Trust Indenture Act..........................................17
SECTION 307          Effect of Headings and Table of Contents....................................................17
SECTION 308          Seperability Clause.........................................................................17
SECTION 309          Successors and Assigns......................................................................17
SECTION 310          Benefit of First Supplemental Indenture.....................................................18
SECTION 311          Acceptance by Trustee.......................................................................18

ANNEX A              Form of 2007 Notes.........................................................................A-1

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                          FIRST SUPPLEMENTAL INDENTURE

         THIS First Supplemental Indenture, dated as of July 25, 2000, between Quanta Services, Inc., a Delaware corporation (the "Company"), and Chase Bank of Texas, National Association, a national banking association (the "Trustee"),

                                   WITNESSETH:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of July 25, 2000 (the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness (collectively the "Securities");

         WHEREAS, Sections 201 and 301 of the Original Indenture provide that the Company may enter into supplemental indentures to establish the form and the terms, respectively, of a series of Securities to be issued pursuant to the Original Indenture;

         WHEREAS, Section 901(7) of the Original Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series, without the consent of any Holders;

         WHEREAS, Section 901(2) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of all or any series of Securities;

         WHEREAS, the Company desires (i) to issue 4% Convertible Subordinated Notes due 2007 (the "2007 Notes"), a new series of Security, the issuance of which has been authorized by the Board of Directors of the Company, and (ii) to establish the form and terms thereof as well as to add to the covenants of the Company solely for the benefit of the 2007 Notes;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend in certain respects the Original Indenture insofar as it will apply only to the 2007 Notes (and not to any other series); and

         WHEREAS, all things necessary have been done to make the 2007 Notes, when duly issued and executed by the Company and authenticated and delivered hereunder the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.


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         NOW, THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2007 Notes as follows:

                                   ARTICLE ONE

                                 THE 2007 NOTES

SECTION 101         Designation of 2007 Notes; Establishment of Form.

         There shall be a series of Securities designated "4% Convertible Subordinated Notes due 2007" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently therewith, be determined by the officers of the Company executing such 2007 Notes, as evidenced by their execution of the 2007 Notes.

SECTION 102 Global Securities; Certificated Securities; Paying Agent and Conversion Agent.

                  (a) Issue of Global Securities. All of the 2007 Notes shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the 2007 Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, The Depository Trust Company, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  (b) Global Securities in General. Each Global Security shall represent such of the Outstanding 2007 Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding 2007 Notes from time to time endorsed thereon and that the aggregate amount of Outstanding 2007 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2007 Notes. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding 2007 Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

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                  Members of, or participants in, the Depositary ("Agent
Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any 2007 Note.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

                  (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 305 of the Indenture and Section 103(a)(1) hereof.

                  (d) Paying and Conversion Agents. The Company initially appoints (i) the Trustee's agent in the State of New York, The Chase Manhattan Bank, to act as Paying Agent and (ii) the Trustee to act as Conversion Agent with respect to the 2007 Notes.

SECTION 103        Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities.

                     (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue Certificated Securities. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require


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         the Trustee to communicate directly with beneficial owners of interests in any 2007 Note.

                     (2) Notwithstanding any other provisions of this First Supplemental Indenture other than the provisions set forth in Section 103(a)(1) hereof, a Global Security may not be exchanged or transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) Transfer and Exchange of Certificated Securities. Any Certificated Securities may be transferred and exchanged for other Certificated Securities as provided in Section 305 of the Indenture.

SECTION 104        Amount.

                  (a) The Trustee shall authenticate and deliver 2007 Notes for original issue in an aggregate principal amount of up to $172,500,000 upon Company Order for the authentication and delivery of 2007 Notes, in accordance with Section 303 of the Indenture.

                  (b) The Company may not issue new 2007 Notes to replace 2007 Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Seventeen.

SECTION 105        Accrual of Interest.

         Interest shall accrue with respect to the 2007 Notes at the rate per annum specified in the form of the 2007 Notes contained in Annex A hereto, commencing on the Issue Date of the 2007 Notes.

SECTION 106        Interest Payment and Record Dates.

         Interest shall be payable on the 2007 Notes on July 1 and December 31 of each year, beginning December 31, 2000, to Holders at the close of business on the preceding June 15 or December 15, as the case may be, except interest payable upon redemption or repurchase of the 2007 Notes by the Company shall be paid to the Persons to whom principal is payable, unless the Redemption Date or Repurchase Date is an Interest Payment Date. If the Redemption Date or Repurchase Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding Regular Record Date.


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SECTION 107        Denominations.

         The 2007 Notes shall be in fully registered form without coupons in denominations of $1,000 of principal amount or any integral multiple thereof.

SECTION 108        Place of Payment.

         The Place of Payment for the 2007 Notes is at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (provided that any Holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such Holder, be paid by wire transfer or immediately available funds).

SECTION 109        Redemption.

                  (a) There shall be no sinking fund for the retirement of the 2007 Notes.

                  (b) The Company, at its option, may redeem the 2007 Notes in accordance with the provisions of and at the Redemption Prices set forth in the form of the 2007 Notes contained in Annex A hereto and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven, as amended by Section 203 of this First Supplemental Indenture.

SECTION 110        Conversion.

         The 2007 Notes shall be convertible in accordance with the provisions and at the Conversion Price set forth in the form of the 2007 Notes contained in Annex A hereto and in accordance with the provisions of the Indenture, including, without limitation, Article Seventeen of the Original Indenture, as amended by Section 204 of this First Supplemental Indenture.

SECTION 111        Stated Maturity.

         The date on which the principal of the 2007 Notes matures and is payable shall be July 1, 2007.

SECTION 112        Repurchase.

         The 2007 Notes shall be repurchased by the Company in accordance with the provisions and at the Repurchase Price set forth in the form of the 2007 Notes contained in Annex A hereto and in accordance with the provisions of the Indenture, including, without limitation, Article Eighteen as added to the Original Indenture by Section 205 hereof.



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SECTION 113        Defeasance of 2007 Notes.

         The 2007 Notes may be defeased by the Company in accordance with the provisions of Article Fifteen of the Indenture.

SECTION 114        Other Terms of 2007 Notes.

         Without limiting the foregoing provisions of this Article One, the terms of the 2007 Notes shall be as set forth in the form of the 2007 Notes contained in Annex A hereto and as provided in the Indenture.

                                  ARTICLE TWO

                      AMENDMENTS TO THE ORIGINAL INDENTURE

SECTION 201        Amendments Applicable Only to 2007 Notes.

         The amendments contained herein shall apply to the 2007 Notes only and not to any other series of Security issued under the Indenture, and any covenants provided herein are expressly being included solely for the benefit of the 2007 Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2007 Notes Outstanding.

SECTION 202        Definitions.

         Section 101 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2007 Notes only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Accepted Purchased Shares" has the meaning specified in Section 1704(e)(2) of this Indenture.

         "Agent Members" has the meaning specified in Section 102 of the First Supplemental Indenture.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

         "Certificated Security" means a Security that is in substantially the form attached to the First Supplemental Indenture as Annex A and that does not include the information or the schedule called for by footnotes 1, 2 and 3 thereof.


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         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Conversion Shares" has the meaning specified in Section 1704(k) of this Indenture.

         "Credit Agreement" means the Third Amended and Restated Secured Credit Agreement, dated as of June 14, 1999, among the Company, the lenders named therein and Bank of America, N.A., as administrative agent, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.

         "Designated Senior Debt" means Senior Debt under the Credit Agreement and the Senior Secured Note Agreement and the obligations of the Company under any other particular Senior Debt that expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture.

         "Expiration Time" has the meaning specified in Section 1704(e)(1) of this Indenture.

         "First Supplemental Indenture" means the First Supplemental Indenture, dated as of July 25, 2000, between the Company and the Trustee, amending and supplementing the Original Indenture.

         "Fundamental Change" has the meaning specified in Section 1801(a) of this Indenture.

         "Indebtedness" means:

         (1) all indebtedness, obligations and other liabilities for borrowed money, including commitment or standby fees, enforcement expenses, collateral protection expenses and other reimbursement indemnity obligations with respect to such indebtedness, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

         (2) obligations with respect to letters of credit, bank guarantees or bankers' acceptances;


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         (3)      obligations in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on the balance sheet of the Company;

         (4) all obligations and other liabilities under any lease or related document in connection with the lease of real property that provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the Company under the lease or related document to purchase or to cause a third party to purchase the leased property;

         (5) all obligations with respect to an interest rate or other swap, cap or collar agreement or foreign currency hedge, exchange or purchase agreement;

         (6) all direct or indirect guaranties or similar agreements in respect of the obligations or liabilities of the Company to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

         (7) any obligations described in (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company; and

         (8) any renewals, extensions, refundings, refinancings, restructurings, amendments or modifications to (1) through (7) above.

         "Issue Date" means the first date on which the 2007 Notes were originally issued, July 25, 2000.

         "Offer" has the meaning specified in section 1704(e)(1) of this Indenture.

         "Offer Expiration Time" has the meaning specified in Section 1704(e)(2) of this Indenture.

         "Original Indenture" has the meaning specified in the recitals of the First Supplemental Indenture.

         "Purchased Shares" has the meaning specified in Section 1704(e)(2) of this Indenture.

         "Repurchase Date" has the meaning specified in Section 1801.

         "Repurchase Notice" has the meaning specified in Section 1801.

         "Repurchase Price" has the meaning specified in Section 1801.


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         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Senior Debt" means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payments on or other amounts due on the current or future Indebtedness of the Company, whether created, incurred, assumed, guaranteed or in effect guaranteed by it, but only to the extent that the same are not treated as "unsecured indebtedness" for purposes of section 279 of the Code. However, all amounts owing by the Company under the Credit Agreement and the Senior Secured Note Agreement shall constitute Senior Debt, and Senior Debt shall not include:

         (1) Indebtedness that expressly provides that it shall not be senior in right of payment to the 2007 Notes or expressly provides that it is equal or junior in right of payment to the 2007 Notes;

         (2) Indebtedness of the Company to any of the Subsidiaries of the Company; and

         (3)      the 2007 Notes.

         "Senior Secured Note Agreement" means the Note Purchase Agreement, dated as of March 1, 2000 among the Company and the lenders named therein, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.

         "2007 Notes" has the meaning specified in the recitals of the First Supplemental Indenture.

SECTION 203       Amendment of Article Eleven of the Original Indenture.

         Article Eleven of the Original Indenture is hereby supplemented and amended, subject to Section 201 hereof and with respect to the 2007 Notes only, by adding the following new Section 1108 thereto:

         "SECTION 1108. Condition to Right of Redemption of 2007 Notes; Press Release.

                  The Company may not redeem any of the 2007 Notes pursuant to this Article Eleven if, at the time of giving the notice referred to in
         Section 1104 hereof, the


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         Company shall have failed to pay any interest or premium with respect to the 2007 Notes and such failure shall be continuing.

                  The Company shall issue a press release announcing a redemption of the 2007 Notes pursuant to this Article Eleven no later than the time notice thereof is given pursuant to Section 1104 hereof."

SECTION 204       Amendment of Article Seventeen of the Original Indenture.

         Article Seventeen of the Original Indenture is hereby supplemented and amended, subject to Section 201 hereof and with respect to the 2007 Notes only, by revising subsections (e) and (f) of Section 1704 of the Original Indenture to read as follows:

         "(e) (1) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection (e) has been made and
(ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 1704 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock at the Expiration Time times the aggregate number of shares of Common Stock, Limited Vote Common Stock and As-Converted Series A Preferred Shares outstanding (including any tendered shares) at the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock at the Expiration Time times the aggregate number of shares of Common Stock, Limited Vote Common Stock and As- Converted Series A Preferred Shares outstanding (including any tendered shares) at the Expiration Time and the denominator shall be the sum of (i) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and (ii) the product of (x) such current market price per share at the Expiration Time times (y) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.


         "(e) (2) In case there shall be completed an Offer made by a Person other than the Company, any of its Subsidiaries or UtiliCorp United, Inc. for an amount that increases the offeror's ownership


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



of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such Offer (as it shall have been amended) that exceeds the current market price per share of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the Offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the aggregate number of shares of Common Stock, Limited Vote Common Stock and As-Converted Series A Preferred Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of such number of shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. Notwithstanding the foregoing, the adjustment described in this clause (2) of subsection (e) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such Offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight.

         "For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be determined by the Board of Directors of the Company (whose determination shall, if made in good faith, be conclusive evidence of such fair market value) and described in a Board Resolution.

         "In no case shall the Conversion Price be increased pursuant to this subsection (e).

         "(f) For the purpose of any computation under subsections (b), (c), (d) and (e) (1) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "ex date," with respect to the issuance, distribution or Offer requiring such computation. For purposes of any computation under subsection (e)(2) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices per share of Common Stock for such day and each of the next two succeeding Trading Days. For purposes of this paragraph, the term "ex date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or


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



admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer."

         Article Seventeen of the Original Indenture is hereby further supplemented and amended, subject to Section 201 hereof and with respect to the 2007 Notes only, by revising subsection (e) of Section 1706 to read as follows:

         "(e) the Company, any of its Subsidiaries or any other Person described in clause (2) of subsection (e) of Section 1704 shall complete an Offer;".

SECTION 205 Addition of Article Eighteen to the Original Indenture Applicable Only to 2007 Notes.

         The Original Indenture is hereby supplemented and amended, subject to
Section 201 hereof and with respect to the 2007 Notes only, by adding the following Article Eighteen:

                                "ARTICLE EIGHTEEN

                      REPURCHASE OF SECURITIES AT OPTION OF
                       THE HOLDER UPON FUNDAMENTAL CHANGE

         SECTION 1801.     Right to Require Repurchase.

                  (a) If at any time prior to July 1, 2007 that 2007 Notes remain Outstanding there shall occur a Fundamental Change, then all, or such portion as is specified by each Holder, of such 2007 Notes shall be repurchased by the Company at the option of the Holders thereof as of the date that is 30 days after the date of mailing of the notice referred to in Section 1801(b) hereof or if such 30th day is not a Business Day, then on the next succeeding Business Day (the "Repurchase Date"), at a price equal to 100% of the principal amount of the 2007 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date (the "Repurchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 1801. If the Repurchase Date is an Interest Payment Date, the Company shall pay such accrued and unpaid interest to the Holder on the preceding Regular Record Date.

                  A "Fundamental Change" means any transaction or event in connection with which all or substantially all of the Common Stock of the Company is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, which is not all or substantially all common stock listed on, or that will be listed on or immediately after the transaction or event on:

                  (1)      A United States national securities exchange, or

                  (2) approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         (b) Within 10 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder. The notice shall include the form of a Repurchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Fundamental Change and, briefly,
                  the events causing such Fundamental Change;

                           (2) the date by which the Repurchase Notice pursuant
                  to this Section 1801 must be given;

                           (3) the Repurchase Date;

                           (4) the Repurchase Price;

                           (5) briefly, the conversion rights of the 2007 Notes;

                           (6) the name and address of each Paying Agent and
                  Conversion Agent;

                           (7) the Conversion Price and any adjustments thereto;

                           (8) that 2007 Notes as to which a Repurchase Notice
                  has been given may be converted into Common Stock pursuant to Article Seventeen only to the extent that the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (9) the procedures that the Holder must follow to
                  exercise rights under this Section 1801;

                           (10) the procedures for withdrawing a Repurchase
                  Notice, including a form of notice of withdrawal; and

                           (11) that the Holder must satisfy the requirements
                  set forth in the 2007 Notes in order to convert the Securities.

                  If any of the 2007 Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in subsection
         (a) of this Section 1801 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2007 Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Repurchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Repurchase Date.

                  The delivery of a 2007 Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor.

                  The Company shall repurchase from the Holder thereof, pursuant to this Section 1801, a portion of a 2007 Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a 2007 Note pursuant to Sections 1801 through 1806 also apply to the repurchase of such portion of such 2007 Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Repurchase Notice contemplated by this subsection (c) shall have the right to withdraw such Repurchase Notice in whole or as to a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1802.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Repurchase Notice may be delivered or withdrawn and such 2007 Notes may be surrendered or delivered for repurchase in accordance with the Applicable Procedures of the Depositary as in effect from time to time.

                  (d) The Company shall not be required to offer to repurchase any 2007 Notes pursuant to this Section 1801 after the occurrence of a Fundamental Change if a third party shall make such offer in the manner, at the times and otherwise in compliance with the requirements applicable to a repurchase offer made following a Fundamental Change pursuant to this Article Eighteen and purchases all 2007 Notes validly tendered and not withdrawn under such offer.

         SECTION 1802.     Effect of Repurchase Notice.

                  Upon receipt by any Paying Agent of the Repurchase Notice specified in Section 1801(c), the Holder of the 2007 Notes in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Repurchase Price with respect to such 2007 Notes. Such Repurchase Price shall be paid to such Holder promptly following the Repurchase Date (provided the conditions in Section 1801(c) have been satisfied). Any 2007 Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn or unless the Company shall default on the payment of the Repurchase Price, in which case such 2007 Notes will continue to be convertible.

                  A Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying the principal amount of the 2007 Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 1803.     Deposit of Repurchase Price.

                  On or before 11:00 a.m. New York City time on the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business
         Day) sufficient to pay the aggregate Repurchase Price of all the 2007 Notes or portions thereof that are to be purchased as of such Repurchase Date. The manner in which the deposit required by this
         Section 1803 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Repurchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price of any 2007 Notes for which a Repurchase Notice has been validly tendered and not withdrawn in accordance with this Indenture then, on the Repurchase Date, such 2007 Notes will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid), unless such payment is prohibited by Article Twelve hereof, in which case the 2007 Notes shall continue to accrue interest and be convertible until such prohibition no longer exists and the 2007 Notes are repurchased. The Company shall publicly announce the principal amount of 2007 Notes repurchased as a result of such Fundamental Change on or as soon as practicable after the Repurchase Date.

         SECTION 1804.     Securities Purchased In Part.

                  Any 2007 Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2007 Note, without service charge, a new 2007 Note or 2007 Notes, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the 2007 Note so surrendered that is not repurchased.

         SECTION 1805. Compliance With Securities Laws Upon Purchase of Securities.

                  In connection with any offer to repurchase or repurchase of 2007 Notes under Section 1801, the Company shall (a) comply with Rule 13e-4 (or any successor to such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 1801 through 1806 to be exercised in the time and in the manner specified therein.

         SECTION 1806.     Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1803 exceeds the aggregate Repurchase Price of the 2007 Notes or portions thereof that the Company is obligated to repurchase, then promptly after the Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company."

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 301        Integral Part.

         This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2007 Notes only.

SECTION 302        General Definitions.

         For all purposes of this First Supplemental Indenture:

                   (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

                   (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

SECTION 303        Adoption, Ratification and Confirmation.

         The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

SECTION 304        Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 305        Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 306        Conflict With Any Provision of Trust Indenture Act.

         If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act such Trust Indenture Act provision shall control.

SECTION 307        Effect of Headings and Table of Contents.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 308        Seperability Clause.

         In case any provision in this First Supplemental Indenture or in the 2007 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 309        Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 310        Benefit of First Supplemental Indenture.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the 2007 Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 311        Acceptance by Trustee.

         The Trustee accepts the amendments and supplements to the Original Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.


                                        QUANTA SERVICES, INC.


                                        By:  /s/ Brad Eastman
                                           ---------------------------------
                                                 Brad Eastman
                                                 Vice President






                                        CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, as Trustee


                                        By:  /s/ John G. Jones
                                           ---------------------------------
                                                 John G. Jones
                                                 Vice President

                                                                         ANNEX A

                                                 [FORM OF FACE OF SECURITY]


         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)



----------

(1) Include only if the Security is a Global Security.

                              QUANTA SERVICES, INC.

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2007

                                                              CUSIP: 747 62E AA0
                                                               $
                                                                ----------------
Registered: No. R-

         Quanta Services Inc., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of __________________ DOLLARS ($_________)[(or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security)](2), on July 1, 2007, and to pay interest thereon from July 25, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on July 1 and December 31 in each year, commencing December 31, 2000, at the rate of 4 % per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, that is overdue shall bear interest at the rate of 4% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such overdue interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         This Security is convertible as specified on the reverse of this Security.

         Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for

----------

(2) Include only if the Security is a Global Security.

payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (provided that any Holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such Holder, be paid by wire transfer of immediately available funds).

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.




                                             QUANTA SERVICES, INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

                                                 CHASE BANK OF TEXAS, NATIONAL
                                                 ASSOCIATION, as Trustee


                                                 By:
                                                    --------------------------
                                                      Authorized Signatory






Date of Authentication:
                       -------------------------

                          [FORM OF REVERSE OF SECURITY]

                              QUANTA SERVICES, INC.

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2007

         This Security is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of July 25, 2000, as amended and supplemented by the First Supplemental Indenture thereto, dated as of July 25, 2000 (as so amended and supplemented, herein called the "Indenture"), between the Company and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $172,500,000.

OPTIONAL REDEMPTION

       No sinking fund is provided for the Securities. At any time on or after July 3, 2003, the Securities are redeemable as a whole, or in part, at the option of the Company, at the following Redemption Prices expressed as a percentage of the principal amount:


                                      Period                                               Redemption Price
                                      -------                                              ----------------
Beginning on July 3, 2003 and ending on June 30, 2004.............................                   102.286%
Beginning on July 1, 2004 and ending on June 30, 2005.............................                   101.714%
Beginning on July 1, 2005 and ending on June 30, 2006.............................                   101.143%
Beginning on July 1, 2006 and ending on June 30, 2007.............................                   100.571%

and 100% at July 1, 2007, together with accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding record date.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption, unless the Company defaults in making such payment of the Redemption Price, in which case interest shall continue to accrue until such default is cured and the Securities are redeemed.

REPURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE IN
CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 days after the date of the Company's notice of the occurrence of a Fundamental Change at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to, but excluding, the Repurchase Date. If the Repurchase Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding Regular Record Date.

         The Holder shall have the right to withdraw any Repurchase Notice (in whole or in a portion thereof that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

CONVERSION

         Subject to the provisions of the Indenture, a Holder of a Security may convert the Security into shares of Common Stock at any time until the close of business on the second Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Price is $ 54.53, subject to adjustment as a result of certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice in substantially the form attached hereto and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent,(d) pay any transfer or similar tax, if required, and (e) pay an amount equal to accrued interest payable on the Security, if required by the Indenture.

SUBORDINATION

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.


DEFEASANCE AND COVENANT DEFEASANCE

         The Indenture contains provisions for Defeasance and Covenant Defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series at the time Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

EVENTS OF DEFAULT

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary, the principal amount of the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

         To convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

         If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                                     Date:
                -----------------------------             ---------------------
(Sign exactly as your name appears on the other side of this Security.)

*Signature guaranteed by:
                         ------------------------------------------------------

By:
   ----------------------------------------------

----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

               OPTION OF HOLDER TO ELECT REPURCHASE ON FUNDAMENTAL
                                     CHANGE

         If you want to elect to have this Security repurchased, in whole or in part, by the Company pursuant to Section 1801 of the Indenture, check the following box: [ ]


         If you want to have only part of this Security purchased by the Company pursuant to Section 1801 of the Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000): $________________


Your Signature:                                         Date:
                ----------------------------                 ------------------
(Sign exactly as your name appears on the face of this Security.)

*Signature guaranteed by:
                         ------------------------------------------------------


By:
   ------------------------------------------









----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:

                     Your Signature:
                                    -------------------------------------------
               (Sign exactly as your name appears on the face of this Security)

                     Signature Guarantee:

                     SCHEDULE OF EXCHANGES OF SECURITIES(3)

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

                                                               Principal Amount
                Amount of decrease      Amount of increase      of this Global             Signature of
                   in Principal            in Principal       Security following        authorized officer
    Date of       Amount of this          Amount of this      such decrease (or            of Trustee or
  Transaction    Global Security         Global Security          increase)                 Custodian
  -----------   ------------------      ------------------    -------------------      -------------------





























----------

(3)      This schedule should be included only if the Security is a Global
         Security.